Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48313) of PS Business Parks, Inc., pertaining to the PS Business Parks, Inc. 1997 Stock Option and Incentive Plan, the Registration Statement on Form S-8 (No. 333-50274) of PS Business Parks, Inc. pertaining to the PS 401(k)/Profit Sharing Plan and the Registration Statement on Form S-3 (No. 333-78627) and the related prospectus of (i) our report dated July 14, 2001 on the combined statement of certain revenues and certain operating expenses of the Prosperity Business Campus for the year ended December 31, 2000 included in the Current Report on Form 8-K/A dated November 20, 2001 of PS Business Parks, Inc. and (ii) our report dated December 7, 2001 on the combined statement of certain revenues and certain operating expenses of the Cornell Oaks Corporate Center for the year ended December 31, 2000 included in the Current Report on Form 8-K/A dated November 20, 2001 of PS Business Parks, Inc.


                                                           /s/ ERNST & YOUNG LLP




Los Angeles, California
December 17, 2001